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                                                                       EXHIBIT 2

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated October 20, 1996, with respect to the Class A Common Stock of NEXTLINK Communications, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  October 20, 1997



                                  EAGLE RIVER INVESTMENTS, L.L.C.



                                  By:  /s/ C. James Judson
                                     ---------------------------
                                       C. James Judson
                                       Vice President

                                  EAGLE RIVER, INC.



                                  By:  /s/ C. James Judson
                                     -----------------------------
                                       C. James Judson
                                       Vice President

                                           /s/ Craig O. McCaw
                                  _________________________________________
                                               Craig O. McCaw


                                          /s/ Dennis Weibling
                                  _________________________________________
                                              Dennis Weibling


                                          /s/ Wendy P. McCaw
                                  _________________________________________
                                              Wendy P. McCaw


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